UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2008

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 20, 2008, Volterra Semiconductor Corporation (the "Company") issued a press release announcing its financial results for its third quarter ended September 30, 2008. The press release, dated October 20, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the report, including the exhibit hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing with the U.S. Securities and Exchange Commission, except as expressly set forth by specific reference in such a filing.

The attached press release includes non-GAAP financial measures for the third quarter of 2008. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP, but rather should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. A supplemental reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of the press release attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Company also announced that its Board of Directors increased the size of the Company’s current stock buyback program announced in January 2008, from $10 million to $15 million.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished with this document:

Exhibit
Number Description of Exhibit
99.1..................................Press Release dated October 20, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

October 20, 2008	By:	/s/ Mike Burns

Name: Mike Burns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 20, 2008